                                  EXHIBIT 99.1

               LIGHTBRIDGE REPORTS FIRST QUARTER FINANCIAL RESULTS

                   Company meets previously announced guidance
       Cash and short term investment balances increase to $135.6 million, or $5.00 per share Company expands stock repurchase program

BURLINGTON, MA - APRIL 24, 2003 -- Lightbridge, Inc. (Nasdaq: LTBG), a global enabler of mobile and online business solutions, today reported financial results for the first quarter of 2003. Revenues of $28.4 million were down sequentially from $30.6 million in the fourth quarter of 2002 and from $37.9 million in the first quarter of 2002. The decline reflects a challenging sales environment and continued uncertainty throughout the wireless industry. The Company reported a net loss of $357,000, or ($0.01) per share, versus net income of $2.8 million, or $0.10 per share, in the first quarter of 2002.

As part of the Company's ongoing focus on cost control, and as announced in March of 2003, the Company plans to transfer its call center operations in Broomfield, Colorado, to a neighboring Lightbridge building and to its Lynn, Massachusetts facility. Upon completion, this action is expected to generate annualized cost savings of approximately $1.2 million.

"We are generally pleased with our first quarter results despite continuing challenges with the pace of spending in the wireless sector. Today, we reported revenue at the high end of our expectations and net income within our guidance range. While uncertainty and weakness continue to set the tone for technology spending in our client markets and the economy at large, Lightbridge delivered on its plans for the first quarter of 2003 by expanding its product offering and streamlining overall costs." stated Pamela D.A. Reeve, the Chief Executive Officer of Lightbridge. "We also ended the quarter with $135.6 million of cash and short-term investments, or $5.00 per share."

SELECT HIGHLIGHTS FROM THE QUARTER

      o FIRST ONLINE CLIENT IS UP AND RUNNING - In February of 2003, a world leader in online auction services deployed the Lightbridge(R) Online Risk Management Suite(TM) to combat the threat of online identity theft and fraud. Utilizing LIght bridge's proven fraud and identity authentication platforms, the Lightbridge Online Risk Management Suite allows online businesses to screen for fraudulent transactions and authenticate the identity of customers, buyers and sellers for web-based transactions, in real-time.

      o GSM CAPABILITY IN NEW RELEASE OF PREPAID IN BILLING SOLUTION - Lightbridge(R) PrePay(TM) Release 9, the Company's prepaid mobile billing solution, now has GSM support and new billing and call rating functionality. Lightbridge PrePay allows service providers to quickly implement new revenue-generating voice and data services regardless of the carrier's


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            infrastructure. GSM services more than 824 million subscribers in over 193 countries representing approximately 71 percent of the total digital wireless market today. (1)

Ms. Reeve continued, "In response to our clients' needs, we enhanced our extensive customer validation, acquisition, retention and fraud assessment services during the quarter. As carriers continue to make progress in their pursuit of profitable subscribers and customers, Light bridge's transaction and software platforms continue to provide stable, secure, independent and comprehensive solutions to carriers who are focused on operational efficiency and performance."

Ms. Reeve concluded, "We believe Lightbridge will be in a strong market position once the economy improves. At a time when other companies are pulling back on their investments in research and development and team-building, we continue to push ahead based on the strength of our balance sheet and our commitment to increasing long-term shareholder value."

BOARD OF DIRECTORS: NEW APPOINTMENTS

In an effort to continue strengthening its corporate governance practices, Lightbridge announced Kevin Melia has been appointed Chairman of the Board of Directors. Mr. Melia joined the Company's Board in October of 2002 and serves as a member of the Audit Committee. Also today, the Company announced that Dorothy Terrell, a Venture Partner with First Light Capital, joined the Board of Directors and will serve as a member of the Compensation Committee. Ms. Terrell brings her diverse leadership skills and broad financial and technological experience to advise the Company as a member of the Board. Earlier in her career, Ms. Terrell served as a corporate officer at Sun Microsystems, Inc. and as President of SunExpress, Inc., the aftermarketing company of Sun Microsystems, Inc.

STOCK REPURCHASE PROGRAM

In line with its efforts to increase shareholder value and demonstrate continuing confidence in the Company's long-term prospects, the Lightbridge Board of Directors today announced an amendment to its Stock Repurchase Program approved in September 2001. The expanded program is valid for two more years until September 2005 and authorizes the purchase of up to an additional 2 million shares of the Company's common stock in addition to the approximately 600,000 shares left to be purchased under the original Stock Repurchase Program. As of March 31, 2003, Lightbridge repurchased approximately 1.4 million shares of its common stock under the original Stock Repurchase Program.

SECOND QUARTER 2003 GUIDANCE

Reflecting the business outlook described above, the Company continues to be cautious regarding near term results. The Company estimates revenue will be in the range of $27.0 - $29.0 million in the second quarter of 2003 and earnings per share in the range of ($0.03) - ($0.05).

CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call to discuss the information contained in this news release today, on Thursday, April 24, 2003 at 9:00 a.m. (EDT). Investors wishing to listen to a webcast of


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the conference call should link to the "Investor Relations" of
www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company's website for one week. The call also can be accessed live over the phone by dialing 888-297-6395. International callers, please dial: 973-582-2785. An audio replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 along with pass code: 3808944. The audio replay will be available until May 1, 2003.

ABOUT LIGHTBRIDGE

Lightbridge is a global enabler of mobile and online business solutions, offering software and services designed to maximize the lifetime value of customers, minimize risk, and drive profitability. Lightbridge real-time applications qualify customers, assess credit, screen for fraud, authenticate customers, monitor transaction behavior, and limit identity theft.

Since 1989, Lightbridge has helped wireless carriers reduce the risks associated with 'faceless transactions.' Today's Lightbridge is applying that carrier-grade reliability and scalability to global e-businesses that want to minimize online customer risk with effective, efficient automated processes. Our combined solutions and services create a trusted environment for customers, while safeguarding business information and transactions. Businesses supported by Lightbridge have the competitive ability to translate prospects into profitable lifetime customers, whether transactions are completed on wired, wireless, or Internet devices. Visit us at http://www.lightbridge.com or call 800-LIGHTBR.


                                       ###

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FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the business outlook in the future, the Company's plans for 2003, the expectations for the wireless industry, the financial guidance for the second quarter of 2003, the Company's product and services development plans and the Company's market position are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company, and are subject to significant risks and uncertainties. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) the adverse impact that the financial and operating difficulties of the Company's clients may have on the Company's future revenues, and financial and operating results, (iv) continuing rapid change in the telecommunications industry and other markets in which the Company does business that may affect both the Company and its clients, (v) uncertainties associated with the Company's ability to develop new products, services and technologies,
(vi) market acceptance of the Company's new products, services and technologies and continuing demand for the Company's products, services and technologies,
(vii) the impact of competitive products, services and pricing on both the Company and its clients, (viii) current and future economic conditions generally and particularly in the telecommunications industry including, without limitation, decreases or delays in capital spending by carriers and global economic recession, (ix) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the merger with Corsair Communications, Inc. and the Altawave acquisition, (x) uncertainties about the Company's ability to execute on its objectives, plans or strategies including, without limitation, product or services development plans and the impact of those plans on the Company's business and operations, the online business strategy, the plans to maintain and extend the Company's position in the wireless market, and the plans to develop alliances, seek acquisitions, grow the Company's client base, control costs, and to expand into new markets, (xi) economic and political instability in the domestic and international markets including, without limitation, the impact of terrorist threats and hostilities and the declaration of war or similar actions,
(xii) the impact of restructuring and other charges on the Company's business and operations, and (xiii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2002 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.

CONTACTS:

Susan Griffin                      Glen Zimmerman                 Brad Cohen/Ashley Ammon
Investor Relations                 Media Relations                IR Counsel to Lightbridge
Lightbridge, Inc.                  Lightbridge, Inc.              ICR
781/359-4854                       781/359-4705                   203/222-9013
sgriffin@lightbridge.com           gzimmerman@lightbridge.com     bcohen@icr-online.com


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LIGHTBRIDGE and the Lightbridge logo are registered trademarks and Lightbridge
Online Risk Management Suite and Lightbridge PrePay are trademarks of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.

(1) Data is based upon information of EMC, a research and market intelligence firm for the wireless industry; EMC is a trading division of Informa UK, Ltd.

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED
TABLE 1: FINANCIAL HIGHLIGHTS (QUARTERLY COMPARISONS)

(In millions, except per         Q1 2003         Q4 2002         % CHANGE        Q1 2002         % CHANGE
share data and %)
Revenues
    Transaction                  $  19.8         $  21.4           (7.5%)        $  25.0          (21.0%)
    Software Licensing           $   1.6         $   1.7           (3.1%)        $   3.9          (59.4%)
    Consulting & Services        $   6.3         $   7.2          (12.5%)        $   8.4          (24.7%)
    Hardware                     $   0.7         $   0.3          108.1%         $   0.6           27.2%
Total Revenues                   $  28.4         $  30.6           (7.1%)        $  37.9          (25.1%)

Net Income (Loss)                  ($0.4)        $   1.2         (130.4%)        $   2.8         (112.9%)

EPS                               ($0.01)        $  0.04         (131.0%)        $  0.10         (113.6%)

Diluted Shares (for EPS)            27.3            27.8           (1.9%)           28.8           (5.1%)

Total Cash and Short-Term        $ 135.6         $ 133.5            1.6%         $ 122.3           10.8%
Investments


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LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 2: STATEMENT OF OPERATIONS (QUARTER ENDED)

(IN THOUSANDS, EXCEPT PER                  QUARTER ENDED    % OF TOTAL     QUARTER ENDED    % OF TOTAL        $             %
SHARE DATA)                                MAR. 31, 2003      REVENUE      MAR. 31, 2002      REVENUE     DIFFERENCE    DIFFERENCE
-----------                                -------------      -------      -------------      -------     ----------    ----------
Revenues:
   Transaction                                $19,783           69.6%          $25,052         66.0%       $(5,269)       (21.0%)
   Software licensing                           1,606            5.7%            3,957         10.4%        (2,351)       (59.4%)
   Consulting and services                      6,291           22.1%            8,353         22.0%        (2,062)       (24.7%)
   Hardware                                       743            2.6%              584          1.6%           159         27.2%
                                              -------          -----           -------        -----        -------        -----
     Total revenues                            28,423          100.0%           37,946        100.0%        (9,523)       (25.1%)
                                              -------          -----           -------        -----        -------        -----

Cost of revenues:
   Transaction                                 11,219           39.5%           13,370         35.2%        (2,151)       (16.1%)
   Software licensing                             144            0.5%              395          1.1%          (251)       (63.5%)
   Consulting and services                      2,901           10.2%            4,143         10.9%        (1,242)       (30.0%)
   Hardware                                       568            2.0%              413          1.1%           155         37.5%
                                              -------          -----           -------        -----        -------        -----
     Total cost of revenues                    14,832           52.2%           18,321         48.3%        (3,489)       (19.0%)
                                              -------          -----           -------        -----        -------        -----

Gross margin:
   Transaction                                  8,564           30.1%           11,682         30.8%        (3,118)       (26.7%)
   Software licensing                           1,462            5.2%            3,562          9.3%        (2,100)       (59.0%)
   Consulting and services                      3,390           11.9%            4,210         11.1%          (820)       (19.5%)
   Hardware                                       175            0.6%              171          0.5%             4          2.3%
                                              -------          -----           -------        -----        -------        -----
     Total gross margin                        13,591           47.8%           19,625         51.7%        (6,034)       (30.7%)
                                              -------          -----           -------        -----        -------        -----

Operating expenses:
   Development costs                            7,077           24.9%            7,785         20.5%          (708)        (9.1%)
   Sales and marketing                          3,987           14.0%            3,736          9.8%           251          6.7%
   General and administrative                   3,366           11.8%            4,553         12.0%        (1,187)       (26.1%)
   Purchased in-process R&D                        --             --             1,618          4.3%        (1,618)      (100.0%)
   Restructuring costs                             77            0.3%               --           --             77        100.0%
                                              -------          -----           -------        -----        -------        -----
     Total operating expenses                  14,507           51.0%           17,692         46.6%        (3,185)       (18.0%)
                                              -------          -----           -------        -----        -------        -----

Income (loss) from operations                    (916)          (3.2%)           1,933          5.1%        (2,849)      (147.4%)
Other income, net                                 470            1.6%              632          1.7%          (162)       (25.6%)
                                              -------          -----           -------        -----        -------        -----
Income (loss) before taxes                       (446)          (1.6%)           2,565          6.8%        (3,011)      (117.4%)
Provision (benefit) for income taxes              (89)          (0.3%)            (205)        (0.5%)          116        (56.6%)
                                              -------          -----           -------        -----        -------        -----
Net income (loss)                               $(357)          (1.3%)          $2,770          7.3%       $(3,127)      (112.9%)
                                              =======          =====           =======        =====        =======        =====

Weighted average shares                        27,328                           28,801
                                              =======                          =======
Diluted earnings (loss) per share              $(0.01)                           $0.10
                                              =======                          =======


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LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 3: BALANCE SHEETS

(IN THOUSANDS)
                                                                                                            CHANGE FROM
                           ASSETS                                MAR. 31, 2003        DEC. 31, 2002        DEC. 31, 2002
                           ------                                -------------        -------------        -------------
Current assets:
     Cash and cash equivalents                                      $ 92,743            $  90,664             $ 2,079
     Short-term investments                                           42,807               42,806                   1
                                                                    --------            ---------             -------
             Total cash and short-term investments
                                                                     135,550              133,470               2,080
     Accounts receivable, net                                         15,308               17,679              (2,371)
     Other current assets                                              6,745                6,124                 621
                                                                    --------            ---------             -------
          Total current assets                                       157,603              157,273                 330
Property and equipment, net                                           13,852               16,183              (2,331)
Other assets, net                                                      7,170                7,216                 (46)
                                                                    --------            ---------             -------
               Total assets                                         $178,625            $ 180,672             $(2,047)
                                                                    ========            =========             =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities                       $ 13,658            $  15,145             $(1,487)
     Deferred revenues                                                 5,437                4,292               1,145
     Reserve for restructuring                                         1,080                1,335                (255)
                                                                    --------            ---------             -------
          Total current liabilities                                   20,175               20,772                (597)
Long-term liabilities                                                    109                  259                (150)
                                                                    --------            ---------             -------
          Total liabilities                                           20,284               21,031                (747)
                                                                    --------            ---------             -------
Stockholders' equity:
          Total stockholders' equity                                 158,341              159,641              (1,300)
                                                                    --------            ---------             -------
              Total liabilities and stockholders' equity            $178,625            $ 180,672             $(2,047)
                                                                    ========            =========             =======